Exhibit 99.8

CONSENT OF PROSPECTIVE OFFICER

I, M. V. Hughes, III, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ M. V. HUGHES, III
M. V. HUGHES, III

Dated: September 1, 2005